UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2013 (December 5, 2012)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 5, 2012, Good Times Restaurants Inc. (the “Company”) entered into a letter agreement (the “Purchase Agreement”) with one of its franchisees, GT Burgers of Colorado, Inc. (“Seller”), pursuant to which the Company agreed, subject to the satisfaction of certain contingencies, to purchase the real and personal property related to the Good Times restaurant in Thorton, Colorado operated by Seller (the “Restaurant Assets”).  The Purchase Agreement between the Company and Seller contains customary representations, warranties and indemnification provisions.

The contingencies to the Company’s obligations under the Purchase Agreement were satisfied on December 28, 2012.  Accordingly, the Company completed its purchase of the Restaurant Assets from the Seller on December 31, 2012.  At the closing, Seller executed and delivered a special warranty deed conveying the real property to the Company and a bill of sale and assignment conveying the personal property to the Company.  At the closing, the Company and Seller also entered into a Franchise Termination and Release Agreement, terminating all of Seller’s rights as a franchisee of the Company.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

As set forth above, on December 31, 2012, the Company completed its purchase of the Restaurant Assets from Seller for an aggregate purchase price of $1,250,000, of which $650,000 was paid in cash at closing and $600,000 was paid in the form of a promissory note secured by a first priority deed of trust on the real property.  The promissory note is described in Item 2.03 below and the information reported in Item 2.03 is incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As set forth above, on December 31, 2012, the Company completed its purchase of the Restaurant Assets from Seller.  As partial payment of the purchase price, the Company issued to Seller a promissory note in the principal amount of $600,000.  The promissory note bears interest at the rate of 6% per annum.  In addition, a principal payment of $250,000 and accrued interest is due and payable by the Company on March 31, 2013, with all remaining principal and accrued interest due and payable on the earlier to occur of September 30, 2013 or the date on which the Company conveys its fee simple interest in the real property to an entity that is unaffiliated with Company.  The promissory note is secured by a first priority deed of trust on the real property of the restaurant.

Item 8.01

Other Events

As set forth above, on January 4, 2013, the Company issued a press release announcing purchase of the restaurant assets. A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Company Press Release dated June 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 4, 2013	By:/s/ Boyd E. Hoback

Boyd E. Hoback
President and Chief Executive Officer

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